EXHIBIT 4

The transactions are made for the securities of Japanese companies.  The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

November 20, 2020

To whom it may concern

Company Name: Resona Holdings, Inc.
(Name of Representative: Masahiro Minami, President and Representative Executive Officer)
(Securities code: 8308; Tokyo Stock Exchange First Section)

(Correction) Notice Regarding Partial Correction of the “Notice Regarding Commencement of Tender
Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code: 7321)”

We hereby notify that, upon completion of our confirmation of the shares of Kansai Mirai Financial Group Inc. owned by specially related parties, some portions of the “Notice Regarding Commencement of Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code: 7321)” which was announced on November 10, 2020 should be corrected as follows. The applicable portions before and after the correction are underlined.
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2.          Overview of the Purchase

(6)         Changes in Share Ownership Ratio as a Result of the Purchase [Page 61]

(Before correction)

Number of voting rights pertaining to shares owned by the Tender Offeror before the purchase	1,907,211 voting rights	(Share ownership ratio before the purchase: 51.15%)
Number of voting rights pertaining to shares owned by specially related parties before the purchase	809,302 voting rights	(Share ownership ratio before the purchase: 21.77%)
Number of voting rights pertaining to shares owned by the Tender Offeror after the purchase	3,718,247 voting rights	(Share ownership ratio after the purchase: 100.00%)
Number of voting rights pertaining to shares owned by specially related parties after the purchase	498,464 voting rights	(Share ownership ratio after the purchase: 13.37%)
Number of voting rights of all shareholders of the Target Company	3,718,247 voting rights

(Note 1)
The “number of voting rights pertaining to shares owned by the Tender Offeror after the purchase” is the number of voting rights pertaining to the number of shares to be purchased through the Tender Offer (132,294,503 shares).

(Note 2)
The “number of voting rights pertaining to shares owned by specially related parties before the purchase” is the total number of voting rights pertaining to shares (including shares that fall under the definition of Article 7, paragraph 1, item (iii) of the Order; the same applies in this (Note 2) below) owned by specially related parties (excluding those specially related parties who are excluded from being a specially related party under Article 3(2)(i) of the Cabinet Office Order on Disclosure Required for Tender Offer for Share Certificates, etc by Persons Other Than Issuers (Ministry of Finance Order No. 38 of 1990, as amended; the “Cabinet Office Order”) for the purpose of calculating the share ownership ratio under Article 27-2(1) of the Act). Since the shares owned by specially related parties (excluding the number of shares not to be tendered in the Tender Offer (49,846,422 shares) and treasury shares owned by the Target Company from the Target Company Shares owned by SMBC) are also subject to the Tender Offer, for the purpose of calculating the “share ownership ratio after the purchase,” of the “number of voting rights pertaining to shares owned by specially related parties before the purchase,” only 498,464 voting rights have been added to the numerator (and 310,838 voting rights were not added to the numerator). The Tender Offeror will confirm the Target Company shares owned by specially related parties on and after today; and if any correction is necessary, it will disclose the details of the correction.

(The remainder is omitted)

(After correction)

Number of voting rights pertaining to shares owned by the Tender Offeror before the purchase	1,907,211 voting rights	(Share ownership ratio before the purchase: 51.15%)
Number of voting rights pertaining to shares owned by specially related parties before the purchase	809,295 voting rights	(Share ownership ratio before the purchase: 21.70%)
Number of voting rights pertaining to shares owned by the Tender Offeror after the purchase	3,230,156 voting rights	(Share ownership ratio after the purchase: 86.63%)
Number of voting rights pertaining to shares owned by specially related parties after the purchase	498,464 voting rights	(Share ownership ratio after the purchase: 13.37%)
Number of voting rights of all shareholders of the Target Company	3,718,247 voting rights

(Note 1)
The “number of voting rights pertaining to shares owned by the Tender Offeror after the purchase” is the total number of the “number of voting rights pertaining to shares owned by the Tender Offeror before the purchase” (1,907,211 voting rights), and the number of voting rights pertaining to the number of shares to be purchased through the Tender Offer (132,294,503 shares) (1,322,945 voting rights).

(Note 2)
The “number of voting rights pertaining to shares owned by specially related parties before the purchase” is the total number of voting rights pertaining to shares (including shares that fall under the definition of Article 7, paragraph 1, item (iii) of the Order; the same applies in this (Note 2) below) owned by specially related parties (excluding those specially related parties who are excluded from being a specially related party under Article 3(2)(i) of the Cabinet Office Order on Disclosure Required for Tender Offer for Share Certificates, etc by Persons Other Than Issuers (Ministry of Finance Order No. 38 of 1990, as amended; the “Cabinet Office Order”) for the purpose of calculating the share ownership ratio under Article 27-2(1) of the Act). Since the shares owned by specially related parties (excluding the number of shares not to be tendered in the Tender Offer (49,846,422 shares) and treasury shares owned by the Target Company from the Target Company Shares owned by SMBC) are also subject to the Tender Offer, the “number of voting rights pertaining to shares owned by specially related parties after the purchase” represents the number of voting rights pertaining to the Target Company Shares owned by SMBC and not to be tendered in the Tender Offer (49,846,422 shares) (498,464 voting rights) out of the “number of voting rights pertaining to shares owned by specially related parties before the purchase”.

(The remainder is omitted)